Exhibit 23.3

                   CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement of Rapidtron, Inc. of our report dated February 28, 2003, relating to the balance sheets of Rapidtron, Inc. for the fiscal years ended December 31, 2002, and December 31, 2001, and the financial statements for the period March 22, 2000
(Date of Inception) to December 31, 2002, which are incorporated by reference into such Form S-8.



                    /s/  Beckstead and Watts, LLP
                    ----------------------------------
                    Beckstead and Watts, LLP
                    Certified Public Accountants


Las Vegas, California
August 6, 2003


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